UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2006

ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Maxwell Roberts Building
1 Church Street
Hamilton HM 11
Bermuda
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (441) 295-8201

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 1, 2006 Aspen Insurance Holdings Limited (the ‘‘Company’’) and the lenders under the Credit Agreement dated as of August 2, 2005, as amended (the ‘‘Credit Agreement’’) among the Company, certain of its direct and indirect subsidiaries, the lenders party thereto, Barclays Bank plc, as administrative agent and letter of credit issuer, Bank of America, N.A. and Calyon, New York Branch, as co-syndication agents, Credit Suisse, Cayman Islands Branch and Deutsche Bank AG, New York Branch, as co-documentation agents and The Bank of New York, as collateral agent, agreed to increase the amount of each lender's commitment thereunder, raising the total amount of commitments under the Credit Agreement from $400 million to $450 million. The remaining terms of the Credit Agreement were unchanged.

The lender commitments were increased as follows:

Lender	Previous Commitment	Current Commitment
ABN AMRO Bank, N.V.	$35,000,000	$39,000,000
Bank of America, N.A.	$42,500,000	$48,000,000
The Bank of New York	$35,000,000	$39,000,000
The Bank of N.T. Butterfield & Son Limited	$25,000,000	$29,000,000
Barclays Bank PLC	$50,000,000	$54,000,000
Calyon, New York Branch	$42,500,000	$48,000,000
Citibank, N.A.	$35,000,000	$39,000,000
Credit Suisse, Cayman Islands Branch	$42,500,000	$48,000,000
Deutsche Bank AG, New York Branch	$42,500,000	$48,000,000
HSBC Bank, USA, N.A.	$25,000,000	$29,000,000
UBS Loan Finance LLC	$25,000,000	$29,000,000

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

10.1	Form of Commitment Increase Supplement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED
(Registrant)
Dated: September 1, 2006	By:	/s/ Julian Cusack
Name: Julian Cusack
Title: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Form of Commitment Increase Supplement.